UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2016

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

817-252-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 4, 2016, Pier 1 Imports, Inc. (the “Company”) sent a letter to Alden Global Opportunities Master Fund, LP (“Alden”), a Company shareholder, formally denying Alden’s request, at this time, for an exemption under the Company’s Shareholder Rights Protection Agreement that would permit Alden to acquire beneficial ownership of up to 15% of the outstanding shares of the Company’s common stock (the “Letter”). In addition to setting forth certain of the reasons the Company’s Board of Directors (the “Board”) elected to deny Alden’s request, the Letter noted that the Board would be willing to reconsider Alden’s request, should it choose to renew it, in 2017 after the holiday selling season has come to a close. A copy of the Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Letter herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter, dated November 4, 2016, from Pier 1 Imports, Inc. to Alden Global Opportunities Master Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: November 14, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter, dated November 4, 2016, from Pier 1 Imports, Inc. to Alden Global Opportunities Master Fund, LP.